UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2008

FORCE PROTECTION, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-22273	84-1383888
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9801 Highway 78, Building No. 1, Ladson, SC	29456
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (843) 574-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangement Of Certain Officers.

                On February 20, 2008, the board of directors of Force Protection, Inc. (the “Company”) appointed John W. Paxton, Sr. as a member of the board of directors to fill the vacancy created by the departure of Gordon McGilton on January 31, 2008.   The board has resolved to have Mr. Paxton serve on the Audit Committee and Compensation Committee.

                Mr. Paxton has over 30 years of experience in the aerospace, wireless voice and data, logistics and manufacturing industries.  Currently, Mr. Paxton is the chairman and chief executive officer of Pro Mach, Inc., an integrated packaging solutions provider, and has been the chairman of Mobilsa, a provider of wireless internet solution to the Department of Defense, since 2005.  From 1998 to 2003, Mr. Paxton served on the Board of Directors of TransDigm, Inc., a supplier of proprietary aerospace components used in commercial and military aircraft.  Mr. Paxton holds a B.S. and M.S. degree in business administration from LaSalle University, and is a registered professional engineer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

Date: February 25, 2008

/s/ Michael Moody
(Signature)

Name: Michael Moody
Title: President and Interim Chief Executive Officer